Exhibit 99.7

          ROBERT C. SCHUBERT (#62684)
          JUDEN JUSTICE REED (#153748)
          LAW OFFICES OF ROBERT C. SCHUBERT
          One Embarcadero Center, Suite 370
          San Francisco, California 94111
          Telephone: (415) 788-4220

          Attorneys for Plaintiff

                             UNITED STATE DISTRICT COURT

                            CENTRAL DISTRICT OF CALIFORNIA

          CHARLES ROBERT FARR,          )
          Derivatively on Behalf of     )
          COMPUMED, INC.                )
                                        )
               Plaintiff                )    No. 95-7538 RMT (VARx)
                                        )
            vs.                         )    VERIFIED DERIVATIVE COMPLAINT
                                        )    -----------------------------
          ROBERT STUCKELMAN,            )    PLAINTIFF DEMANDS
          ROBERT G. FUNARI, HOWARD L.   )    A TRIAL BY JURY
          MARK, RUSSELL WALKER,         )    -----------------
          DEVERE B. POLLOM and          )
          ROD N. RAYNOVICH,             )
                                        )
               Defendants               )
                                        )
            and                         )
                                        )
          COMPUMED, INC., a             )
          Delaware corporation          )
                                        )
               Nominal Defendant        )
          ______________________________

               Plaintiff, through his attorneys, for his derivative action complaint ("Complaint") alleges upon information and belief, except as to the allegations contained in paragraph 2, which are alleged upon personal knowledge, as follows:

                                          I

                                     INTRODUCTION
                                     ------------

               1. This is a derivative action brought on behalf of CompuMed, Inc. ("CompuMed" or "the Company"), a Delaware corporation whose headquarters and principal place of business are in Manhattan Beach, California. CompuMed's shares are publicly traded on the NASDAQ market, with hundreds or thousands of public shareholders. In this action, plaintiff, on behalf of CompuMed, alleges that defendants have damaged CompuMed by causing or permitting CompuMed to commit securities fraud, by damaging or destroying the Company's reputation and by engaging in insider trading. These acts occurred between August 11, 1995, and October 17, 1995 ("the Relevant Period"). As alleged herein, defendants' actions and omissions were grossly negligent, fraudulent, and constituted breaches of their fiduciary duty.

                                          II

                                       PARTIES
                                       -------

               2.   Plaintiff Charles Robert Farr resides in the
          Commonwealth of Pennsylvania. Plaintiff acquired common stock of CompuMed in or about 1992. He has been a shareholder of CompuMed continuously from then until the present.

               3. At all times relevant hereto, defendant Robert Stuckelman ("Stuckelman") was a Director and Chairman of the Board of CompuMed. Stuckelman, who founded the Company in 1973 and served as its President through 1982, rejoined the Company in 1989 and served as its President and Chief Executive Officer until October 1994. As of January 20, 1995, Stuckelman owned or controlled 406,689 shares, or 7.2% of the Company's common stock outstanding.

               4. At all times relevant hereto, defendant Robert G. Funari ("Funari") was a member of CompuMed's Board of Directors. As of January 20, 1995, Funari owned or controlled 29,165 shares of the Company's common stock outstanding.

               5. At all times relevant hereto, defendant Howard L. Mark ("Mark") was a member of CompuMed's Board of Directors and a member of the Company's Medical Advisory Board. As of January 20, 1995, Mark owned or controlled 428,087 shares, or 7.6% of the Company's common stock outstanding.

               6. At all times relevant hereto, defendant Russell Walker ("Walker") was a Director of the Company. Walker was an employee of the Company from 1985 to 1983, and served as the Company's Vice President of Operations from 1988 to 1993. From 1993 to the present he has served as the Company's Senior Scientist. As of January 20, 1995, Walker owned or controlled 14,697 shares of the Company's common stock.

               7. At all times relevant hereto, defendant DeVere B. Pollom ("Pollom") was Vice President and Chief Financial Officer of the Company.

               8. At all times relevant hereto, defendant Rod N. Raynovich ("Raynovich") was President and Chief Executive Officer of CompuMed. On October 18, 1984, Raynovich replaced Stuckelman as President of the Company.

               9. Stuckelman, Funari, Mark and Walker are hereinafter sometimes referred to as "the Director Defendants."

               10. Stuckelman, Funari, Mark, Walker, Pollom and Raynovich are sometimes collectively referred to as "Defendants" or "the Individual Defendants".

               11. All of the Defendants are residents of the State of California.

                                         III

                                JURISDICTION AND VENUE
                               -----------------------

               12. This court has jurisdiction and venue over this action pursuant to 28 U.S.C. Sections 1332(a)(1) and 1367(a). Venue is proper pursuant to 28 U.S.C. Sections 1391(a)(1) and (2) because all of the defendants reside in the State of California and some if not all of the defendants reside in this judicial district, and because a substantial part of the events or omissions giving rise to the claims set forth herein occurred in this judicial district.

                                          IV

                               SUBSTANTIVE ALLEGATIONS
                               ------------------------

               13. CompuMed designs, manufactures, distributes and services a line of computer-based cardiopulmonary medical equipment. In addition to its cardiac telemedicine business, the Company currently markets the OsteoGram(R), a test that utilizes computer image analysis of simple hand x-rays to assess bone mineral density. The OsteoGram(R) assists physicians in diagnosing osteoporosis and monitoring the course of disease progression or the effect of treatment. According to the Company's Form 10-K for the 1994 fiscal year ended September 30, 1994, filed with the SEC on January 13, 1995 ("1994 Form 10-K"), the Company expects "major near-term growth to come from the distribution and processing" of the OsteoGram(R).

               14. In the 1994 Form 10-K, the Company stated that it had adopted a marketing plan designed to create long term value in the OsteoSystems business and thus, in 1993, the Company entered into a strategic partnership agreement with Rhone-Poulenc Rorer ("RPR"). Under the terms of this agreement, RPR's sales force had introduced the OsteoGram(R) to those doctors who already prescribe RPR's Calcimar for the Treatment of Osteoporosis. It was further disclosed in the 1994 Form 10-K that "CompuMed is also seeking additional pharmaceutical company strategic partners . . . to develop the osteoporosis testing and treatment market faster, thus benefiting all involved companies."

               15. On June 27, 1995, the Company announced that it was "in negotiations with another company to license its OsteoGram(R) bone density test." As a direct result, the price of CompuMed's common stock rose 1-1/8 to $6-3/16 per share on heavy trading volume.

               16.  On August 1, 1995, Fortune Magazine reported that
                                       ----------------
           pharmaceutical giant Merck had emerged as a marketing partner for CompuMed's OsteoGram(R) test. According to the article, one of Merck's in-house researchers, John Yeats, "had practically endorsed" the OsteoGram(R) in a February supplement to the American Journal of Medicine. According to the same article, a
          ----------------------------
          potential licensing agreement with Merck would "bode well for the tiny medical technology company that lost $3.9 million on sales of $2.4 million last fiscal year . . . [and that a] deal with Merck would be sure to strengthen" the price of CompuMed common stock.

               17. On August 11, 1995, CompuMed announced improved revenue and earnings for the third quarter of the 1995 fiscal year ended June 30, 1995. Total service and produce revenues were $832,000, up 37% from the revenues of $605,000 in the same period last year. The Company also announced that it had completed a 1.2 million share private placement of common stock with gross proceeds of $5.1 million. Raynovich also stated: "[t]he Company is currently in the final stage of negotiation for licensing of the OsteoGram(R)."

               18. On August 31, 1995, it was announced that Merck had entered into an agreement to license CompuMed's bone mass measurement technology. In endorsing the announcement, Raynovich, the Company's President and Chief Executive Officer, was listed as a contact person on the press release. The press release stated that under the agreement, Merck would obtain the worldwide, exclusive rights to the OsteoGram(R) tests from CompuMed. In return, CompuMed would receive a licensing fee and royalties on all OsteoGram(R) tests performed over a period of five years. However, no specific financial details of the Merck agreement were provided, and there was no mention that the royalties that CompuMed was set to receive would be severely limited by a "royalty cap."

               19. On September 27, 1995, CompuMed announced the completion of its agreement granting Merck exclusive worldwide rights to operate and market the Company's OsteoGram(R) bone density testing service. Under the terms of the agreement, the Company confirmed that Merck will pay CompuMed a licensing fee and royalties on all OsteoGram(R) tests performed for the next five years. Once again, there was no mention of any cap on royalties that CompuMed would receive under its agreement with Merck.

               20. On or about October 11, 1995, based upon information provided by the Company concerning the revenue and earnings potential af CompuMed's royalty and fee agreement with Merck, Montgomery Securities ("Montgomery") analyst David Crossen ("Crossen") initiated coverage of CompuMed with a "BUY" rating. In a Montgomery research report dated October 6, 1995, analyst Crossen noted that:

             "Merck has completely licensed CompuMed's test and is now running the entire operation. CompuMed is paid an escalating royalty on each test. The OsteoGram provides as accurate a measurement of bone density as the big machines (called DEXA machines) sold by Lunar and Hologic do. We project that 64% of densitometry tests will be performed with OsteoGram, generating royalties to CompuMed of $66 million in calendar year 2000." (Emphasis added.)

     In setting a price target for CompuMed's stock for the next twelve months of $25 per share, Montgomery estimated earnings per share of $.10 in fiscal 1996, $.83 in fiscal 1997, and $1.99 in fiscal 1998. Analyst Crossen noted that "[t]hese numbers are quite conservative in our opinion."

          21. As a direct result of these extremely positive statements regarding the Merck agreement, on October 12, 1995, CompuMed common stock traded as high as $17 5/16 per share -- a 52-week high -- in anticipation that the Company's agreement with Merck would provide unlimited royalties and fees for the duration of the agreement.

          22. On or about October 16, 1995, Montgomery issued another analyst report concerning CompuMed, in which Montgomery reiterated its "BUY" rating on CompuMed stock. Based upon additional conversations with Company management, analyst Crossen stated that there would be "no cap" on
                                                             -- ---
     royalties and that royalties for the last two years of the Merck contract would be subject to a "formulaic definition" based upon "a matrix of different milestones," emphasizing that the royalty per list earned by CompuMed would increase by 100% from $2 to $4 over the life of the contract.

          23. On October 17, 1995, CompuMed announced that it was filing a Form 8-K with the SEC containing its technology license agreement with Merck, which was completed on September 27, 1995. Under the agreement, as previously announced on September 17, Merck purportedly will pay CompuMed royalties for each revenue-producing test using the OsteoGram(R) technology during the years 1996 through 2000. However, in the press release, the Company disclosed for the first time that:

              "These royalty payments have no maximum amount during 1996 through 1998, but they are subject to a maximum in 1999 equal to a lesser of 10 percent of Merck's total collected revenues or $3 million and a maximum in 2000 equal to the lesser of 10 percent of Merck's total collected revenues or $4 million."

     As reported by Dow Jones News, Raynovich explained that "Merck had asked
                    --------------
     for the cap late in the negotiations for the licensing agreement."

          24. Following the disclosure that there would be a strict "cap" on royalties that definitely limits the Company's royalty payments to a maximum of $3 million in 1999 and $4 million in 2000 -- contrary to defendants' previous representations that, among other things, the agreement would generate royalties of $66 million in the year 2000 -- the price of CompuMed's stock collapsed from its close the previous day of $16 per share to $8 1/4 per share, losing 48 percent of its value in heavy trading of over 5 million shares. As reported on Bloomberg Business News
                                                       -----------------------
     on October 17, 1995, James Broadfoot, a CompuMed investor and chief investment officer at Ivy Management, Inc., stated that the royalty cap had not been expected and that the stock slide suggested that "the Company has misled us and the Company has lied to us."

          25. On October 18, 1995, Montgomery issued another analyst report concerning CompuMed, in which Montgomery reported the details of the Company's agreement with Merck. Analyst Crossen noted that "to our surprise," royalties would be capped in 1999 and 2000 at $3 million and $4 million and that CompuMed had signed an "unquestionably weak" deal with Merck and management had failed to "disclose accurate details" regarding the Merck contract. "In particular, management's repeated citation of an escalating royalty from $2-4 during the forecast license period, mentioned again in yesterday's release, served to screen the existence of a cap. . ."

          26.  The October 18, 1995 Montgomery report also stated:

             "In our previous note, we stated that management described to us a formulaic cap on royalties beyond 1998 that would prevent growth in calendar 1999 and 2000 compared to 1998
             . . . . Last night we were surprised to hear that the cap in fact is not based on a formula, but is a hard number: $3 million in 1999 and $4 million in 2000.

                  Management's credibility has been damaged since no
             indication of a cap was given by [CompuMed] despite persistent questioning and the sharing of our aggressive EPS assumptions."

     Crossen summarized by stating:

             "[W]e were unpleasantly surprised that CompuMed would sign such a deal with Merck given our repeated conversations with the company about the escalating royalty and about our financial projections."

          27. Following these additional disclosures in which Montgomery questioned the Company's credibility, the price of CompuMed's common stock plummeted further. On October 18, 1995, CompuMed common stock closed at $6 11/16 per share.

          28. As a direct result af the fraud, recklessness and gross negligence of the Individual Defendants who caused and permitted CompuMed to engage in this course of conduct, the Company has been subjected to huge liabilities for claims brought against the Company under the federal securities laws and will incur substantial liabilities to defend itself against those claims. The Company's reputation in the medical equipment industry and securities markets has also been severely damaged, thereby hampering the Company's ability to secure future business partners and financing.

                             DEFENDANTS' INSIDER SELLING
                             ---------------------------

          29. During the Relevant Period, Stuckelman, Funari, Mark, Walker and Pollom each occupied positions with CompuMed that made them privy to confidential, proprietary information concerning the Company's business, products, markets, financial conditions and future business prospects. Notwithstanding their duty to refrain from trading CompuMed's stock under these circumstances, or to disclose the inside information prior to trading, these defendants sold, prior to disclosure of the material adverse facts described herein, in excess of 138,000 shares of CompuMed common stock at prices that had been artificially inflated by defendants' materially false and misleading representations, reaping proceeds of $1.6 million. Insider trading during the Relevant Period was as follows:

          (a) From September 21, 1995 through September 29, 1995, Stuckelman sold 90,000 shares of CompuMed common stock at prices between $10.38 and $12.35 per share, reaping proceeds of $1,015,450.

          (b) From August 14, 1995 through September 12, 1995, Pollom sold 5,500 shares of CompuMed common stock at prices between $8.88 and $9.88 per share. Pollom reaped total proceeds of $52,965.

          (c) On or about September 25, 1995, Mark sold 22,800 shares between $12.63 and $12.75 per share, reaping proceeds of $289,164.

          (d) On or about September 28, 1995, Funari sold 19,542 shares at $11.52, reaping proceeds of $225,124.

          (e) On or about September 28, 1995, Walker sold 913 shares at $11.38 per share, reaping proceeds of $10,390.

                         DEFENDANTS' CONTROL OVER THE COMPANY
                        -------------------------------------
                         AND ITS DISSEMINATION OF INFORMATION
                        -------------------------------------

          30. Each of the Individual Defendants by reason of his stock ownership, management positions, and/or membership on the Company's Board of Directors, was, during the time they owned such stock and/or held said positions, a "controlling person" of CompuMed within the meaning of
     Section 20 ofthe Securities and Exchange Act of 1934. The Individual Defendants had the power and influence, and exercised the same, to cause CompuMed to engage in the illegal practices complained of herein.

          31. The Individual Defendants participated in the decision to release the August 11, 1995, August 31, 1995, and September 27, 1995 press releases and/or were aware of, or recklessly disregarded, the misstatements contained therein and omissions therefrom and were aware of their materially misleading nature. Because of their Board membership, and/or executive and managerial positions with CompuMed, each of the Individual Defendants had access to the adverse non-public information about CompuMed's contractual arrangements with Merck, as particularized herein. Each of the Individual Defendants knew that those adverse facts rendered the positive statements made by and about CompuMed false and misleading and that those adverse facts were inconsistent with the positive statements made by and about CompuMed in the press releases and analysts' reports.

          32. The Individual Defendants, because of their positions of control and authority as officers and/or directors of the Company were able to and did control the contents of the Securities and Exchange Commission ("SEC") filings and press releases pertaining to the Company. Each of the Defendants was provided with copies of CompuMed's press releases and SEC filings alleged herein to be misleading prior to or shortly after their issuance and had the ability and opportunity to prevent their issuance or cause them to be promptly corrected.

          33. Defendants engaged in a course of conduct which was designed to and did (i) deceive the investing public regarding CompuMed's contractual arrangements with Merck and the financial impact thereof; (ii) artificially inflate the market price of CompuMed's securities; (iii) cause members of the public to purchase or otherwise acquire CompuMed securities at inflated prices; and (iv) make the stock and options of some of the Defendants more valuable. In furtherance of this course of conduct, defendants took the actions as set forth herein.

          34. Defendants engaged in a conspiracy and common course of conduct, commencing at least by August 11, 1995, the purpose and effect of which was, inter alia, to cause CompuMed to deceptively present the Company's
          ----- ----
     contractual arrangements with Merck and the financial impact thereof. The Individual Defendants did this so that they could inflate the price of the Company's stock in order to: (i) protect and enhance their executive positions and the substantial compensation and prestige they obtained thereby; (ii) enhance the value of their CompuMed stock holdings and their options to buy CompuMed stock; and (iii) permit them to sell their own shares at inflated prices.

          35. Defendants accomplished their conspiracy and common course of conduct through the issuance of the inter-related and inter-dependent deceptive and misleading press releases to the public, thereby creating a deceptive and misleading impression of continued growth and future profitability.

          36. Each of the Individual Defendants aided and abetted and rendered substantial assistance in the wrongs complained of herein. In taking the actions to substantially assist the commission of the fraud complained of, each defendant acted with knowledge of the primary wrongdoing, substantially assisted the accomplishment of that fraud, and was aware of his overall contribution to and furtherance of the fraud.

          37. Defendants either knew or recklessly disregarded the fact that the illegal acts and practices and misleading statements and omissions described herein would adversely affect the integrity of the market for CompuMed securities and would artificially inflate the prices of those securities. Defendants, by acting as herein described, knowingly or recklessly exposed CompuMed to liability under the federal securities laws for violations thereof, which exposed CompuMed to massive damage claims and substantial expenses to defend actions brought against it for violation of the federal securities laws.

                                          V

                            DERIVATIVE ACTION ALLEGATIONS
                            -----------------------------

          38. Plaintiff brings this action, pursuant to Rule 23.1, Federal Rules of Civil Procedure, on behalf of CompuMed to enforce claims of CompuMed against defendants, which may properly be asserted by CompuMed and which CompuMed has failed to enforce.

          39. Plaintiff has owned his CompuMed shares at all times material hereto, and continues to own these shares. Plaintiff has standing to bring this derivative action on behalf of CompuMed to recover damages for all of the conduct described in this complaint.

          40. Demand on CompuMed to bring this action has not been made and is not necessary because such demand would be futile. CompuMed is controlled by its Board of Directors which is comprised of seven members. As described herein, a majority of the members of the Board (Stuckelman, Funari, Mark and Walker) were involved in and approved the transactions complained of herein, were responsible for the unlawful and improper conduct of CompuMed which has damaged the Company, profited from insider selling during the Relevant Period, and hence are named as defendants herein. The Director Defendants are not in a position to exercise independent business judgment with respect to the claims alleged herein due to their individual and collective approval of, participation in and responsibility for the unlawful and wrongful conduct. Hence, Director Defendants are not disinterested and could not exercise independent business judgment on the issue of whether CompuMed should prosecute this action. Under the factual circumstances described herein, the directors of CompuMed are more interested in protecting themselves than they are in protecting the Company by prosecuting this action. Therefore, demand on CompuMed and its Board of Directors would be futile and is excused.

          41. No demand has been made on the shareholders of CompuMed to cause CompuMed to bring this action against defendants on behalf of the Company because such an effort would be futile. The shareholders of CompuMed do not have the power to collectively act on behalf of the Company. All any shareholder or group of shareholders could do is, as plaintiff does here, bring a derivative action, on behalf of CompuMed, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.

          42. Plaintiff will fairly and adequately protect the interests of CompuMed and its shareholders in enforcing the rights of CompuMed against the Defendants. Plaintiff's attorneys are experienced in this type of litigation and will prosecute this action diligently on behalf of CompuMed to enforce the rights of the Company against the Defendants. Plaintiff has no interest adverse to CompuMed.

                                       COUNT I
                                       -------

                   Breach of Fiduciary Duty Against All Defendants
                   -----------------------------------------------

          43. Plaintiff incorporates by reference the allegations set forth in paragraphs 1 through 42 above.

          44. Each of the defendants, as directors and/or officers of CompuMed, owed a fiduciary duty to the Company.

          45. By engaging in conduct described above, and by their actions or omissions causing or permitting CompuMed to engage in the unlawful conduct described above, each of the Defendants breached their fiduciary duties to the Company. Defendants' violation of his fiduciary duties to CompuMed was grossly negligent, willful and knowing and made in bad faith.

          46. IDB has been damaged by defendants' breach of their fiduciary duties.

                                       COUNT II
                                      ---------
                       Gross Negligence Against All Defendants
                       ----------------------------------------

          47. Plaintiff incorporates by reference the allegations set forth in paragraphs 1 through 42 above.

          48. Each of the Director Defendants, as directors, and in some instances, as officers of CompuMed, and Pollom and Raynovich, as officers of CompuMed, owed CompuMed a duty to act with reasonable care.

          49. Each of the Defendants, by his conduct and omissions described herein, breached their duty to act with reasonable care.

          50. The breach by Defendants of their duty to act with reasonable care was grossly negligent and made in bad faith.

          51.  CompuMed has been damaged by the gross negligence of Defendants.

                                      COUNT III
                                      ---------
               Violation of California Corporations Code Section 25402
               -------------------------------------------------------
                 against Stuckelman, Pollom, Mark, Funari and Walker
                 ---------------------------------------------------

          52. Plaintiff incorporates by reference the allegations set forth in paragraphs 1 through 42 above.

          53. At the time that Stuckelman, Pollom, Mark, Funari and Walker sold the CompuMed common stock, as set forth above, by reason of their high executive and/or directorship positions with CompuMed, said defendants had access to highly material information regarding the Company, including the information set forth above regarding the true facts of the Company's contractual arrangements with Merck.

          54. At the time of the aforesaid sales, that information was not generally available to the public or to the securities markets. Had such information been generally available, it would have significantly reduced the market price of CompuMed shares.

          55. Stuckelman, Pollom, Mark, Funari and Walker had actual knowledge of this material, adverse, non-public information.

          56. The acts of Stuckelman, Pollom, Mark, Funari and Walker were in violation of California Corporation Code Section 25402. Said defendants are therefore liable to CompuMed pursuant to Corporation Code Section 25502.5(a) for damages in an amount equal to three (3) times the difference between the prices at which said defendants sold their CompuMed shares and the market value which said shares would have had at the time of said sales if the material non-public information known to said defendants had been publicly disseminated prior to that time and a reasonable time had elapsed for the market to absorb the information. Plaintiff seeks those damages, herein, on behalf of CompuMed with respect to the sales of CompuMed stock described herein. Pursuant to California Corporation Code Section 25502.5(a), said defendants are further liable for plaintiff's reasonable costs and attorneys' fees incurred.

                                       COUNT IV
                                      ---------
                               Insider Trading Against
                               -----------------------
                     Stuckelman, Pollom, Mark, Funari and Walker
                     -------------------------------------------

          57. Plaintiff incorporates by reference the allegations contained in paragraphs 1 through 42 and 53 through 55 as though fully set forth herein.

          58. At the time Stuckelman, Pollom, Mark, Funari and Walker sold their CompuMed shares they had access to highly material information regarding the Company, and were aware that the Company's press releases contained misstatements and omissions, particularly with regard to the contractual arrangements with Merck.

          59. At the time of said sales, the aforesaid information was not generally available to the public or to the securities markets. Had such information been generally available, it would have significantly reduced the market price of CompuMed's shares.

          60. Stuckelman, Pollom, Mark, Funari and Walker had actual knowledge of this material, adverse, non-public information.

          61. By reason of the aforesaid insider sales, Stuckelman, Pollom, Mark, Funari and Walker obtained cash proceeds in substantial amounts. Said proceeds were realized as a direct result of said defendants' breach of fiduciary duty to the Company, and they are therefore obligated to disgorge the same to the Company.

          62. The acts of Stuckelman, Pollom, Mark, Funari and Walker constituted a willful and malicious breach of their fiduciary duties to CompuMed, and CompuMed is therefore entitled to an award of punitive damages, in an amount to be determined at trial.

                                  PRAYERS FOR RELIEF
                                  ------------------

          WHEREFORE, plaintiff, on behalf of CompuMed Inc., demands judgment against defendants, and each of them, jointly and severally, as follows:

          A. Determining that this suit is a proper derivative action, pursuant to Rule 23.1, Federal Rules of Civil Procedure, and certifying plaintiff as an appropriate representative of CompuMed, Inc. for said action;

          B. Declaring that each of the Defendants breached his fiduciary duty to CompuMed, Inc.;

          C. Declaring that each of the Defendants breached his duty of care to CompuMed, Inc. and that the conduct of each of the Defendants constituted gross negligence;

          D. Determining and awarding CompuMed, Inc. the damages sustained by it as a result of the violations set forth in each count of this complaint from each of the Defendants named in each count, jointly and severally, with interest thereon;

          E. On Count III, awarding CompuMed damages equal to three (3) times the difference between the prices at which Stuckelman, Pollom, Mark, Funari and Walker sold their CompuMed shares and the market value which said shares would have had at the time of said sales if the material non-public information known to said defendants had been publicly disseminated prior to that time and a reasonable time had elapsed for the market to absorb the information;

          F. On Count IV, requiring Stuckelman, Pollom, Mark, Funari and Walker to disgorge their insider trading profits and to pay the Company punitive damages in an amount to be determined at trial of this action;

          G. Awarding plaintiff the costs and disbursements of this action, including reasonable fees and costs to plaintiff's attorneys, accountants, and experts; and

          H. Granting such other further relief as the court may deem just and proper.

     Dated:  November 2, 1995
                                        ROBERT C. SCHUBERT
                                        JUDEN JUSTICE REED
                                        LAW OFFICES OF ROBERT C. SCHUBERT
                                        One Embarcadero Center, Suite 370
                                        San Francisco, California 94111

                                        By  /s/ Robert C. Schulman by msr
                                           ------------------------------
                                             Robert C. Schubert

                                        Attorneys for Plaintiff,
                                        Charles Robert Farr,
                                        derivatively on behalf of CompuMed, Inc.

                                     VERIFICATION
                                     ------------

          I, Robert C. Schubert, hereby declare:

          1. I am counsel for derivative plaintiff in the captioned matter. Derivative plaintiff is absent from the county where this action is pending and from the county in which I maintain my offices, and for that reason I am making this verification for and on his behalf.

          2. I have read the foregoing Verified Derivative Complaint and know its contents. I am informed and believe and on that ground allege that the matters stated therein are true and correct.

          Executed this 2nd day of November, 1995 in San Francisco, California.

          I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.


                                             /s/ Robert C. Schulman
                                             --------------------------
                                             Robert C. Schubert